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                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549

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                                    FORM 8-A
               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                      Advanced Communication Systems, Inc.
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             (Exact name of registrant as specified in its charter)


                Delaware                                      54-1421222
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(State of incorporation or organization)                    (I.R.S. employer
                                                           identification no.)

           10089 Lee Highway
              Fairfax, VA                                         22030
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(Address of principal executive offices)                        (Zip code)

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1) please check the following box. [ ]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2) please check the following box. [ ]


Securities to be registered pursuant to Section 12(b) of the Act:

      Title of each class                 Name of each exchange on which
      to be so registered                 each class is to be registered
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             None
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Securities to be registered pursuant to Section 12(g) of the Act:

                     Common Stock, par value $.01 per share
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                                (Title of class)


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                                (Title of class)



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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

                 Advanced Communication Systems, Inc. (the "Company") will offer up to 2,500,000 (excluding the over-allotment option) shares of the Company's Common Stock, par value $.01 per share, pursuant to a Registration Statement on Form S-1 (No. 333-23959) under the Securities Act of 1933, filed with the Securities and Exchange Commission on March 26, 1997 (the "Registration Statement"), as amended. The Company intends to list a total of 6,038,750 shares of Common Stock on the Nasdaq National Market. This amount includes the 3,813,750 shares of Common Stock outstanding prior to the anticipated public offering (of which 650,000 will be sold by selling stockholders), the 1,850,000 shares of Common Stock to be issued by the Company to the public in conjunction with the anticipated public offering and the Underwriter's over-allotment option of not more than 375,000 shares. This number does not include the 713,500 shares of Common Stock reserved for issuance upon the exercise of any options. A description of the Common Stock meeting the requirements of this item appears at pages 43 through 44 of the Prospectus in the Registration Statement and is incorporated herein by this reference.

ITEM 2.  EXHIBITS.

                 The Registration Statement on Form S-1 (Registration No. 333-23959) pursuant to the Securities Act of 1933, as amended, is incorporated herein by this reference.





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                                  SIGNATURE
                                 -----------

                 Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Company has duly caused this Registration Statement to be signed on its behalf, by the undersigned, thereunto duly authorized.

Dated:   June 24, 1997              Advanced Communication Systems, Inc.



                                    By:   /s/  Thomas A. Costello
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                                    Name:  Thomas A. Costello
                                    Title:  Secretary





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